Exhibit 10.69

SECOND CALL OPTION AMENDMENT AGREEMENT dated as of January 28, 2021
Between LIGAND PHARMACEUTICALS INCORPORATED and GOLDMAN SACHS & CO. LLC

THIS SECOND CALL OPTION AMENDMENT AGREEMENT (this “Agreement”) with respect to the Call Option Confirmations (as defined below) is made as of January 28, 2021 between Ligand Pharmaceuticals Incorporated (“Company”) and Goldman Sachs & Co. LLC (“Dealer”).
WHEREAS, Company issued $650,000,000 principal amount of 0.75% Convertible Senior Notes due 2023 (the “Convertible Notes”) pursuant to an Indenture dated as of May 22, 2018 between Company and Wilmington Trust, National Association as trustee;
WHEREAS, in connection with the pricing of the Convertible Notes, Company and Dealer entered into a Base Call Option Transaction (the “Base Call Option Transaction”) pursuant to an ISDA confirmation dated as of May 17, 2018, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer 650,000 call options (as amended, modified, terminated or unwound from time to time, the “Base Call Option Confirmation”), with an Applicable Percentage of 40% applicable to Dealer;
WHEREAS, in connection with the exercise of the over-allotment option by the initial purchasers of the Convertible Notes, Company and Dealer entered into an Additional Call Option Transaction (the “Additional Call Option Transaction” and, together with the Base Call Option Transaction, the “Call Option Transactions”) pursuant to an ISDA confirmation dated as of May 18, 2018, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Company purchased from Dealer 100,000 call options (as amended, modified, terminated or unwound from time to time, the “Additional Call Option Confirmation” and, together with the Base Call Option Confirmation, the “Call Option Confirmations”), with an Applicable Percentage of 40% applicable to Dealer; and
WHEREAS, Company and Dealer entered into that certain Call Option Amendment Agreement, dated as of April 6, 2020 (the “First Call Option Amendment”) to, among other things, amend certain terms of the Call Option Confirmations; and
WHEREAS, in connection with a repurchase by Company of $20,280,000 aggregate principal amount of Convertible Notes (the “January 2021 Repurchase”), the Company has requested and the Dealer has agreed to make certain amendments to the Call Option Confirmations for the Options relating to such repurchased Convertible Notes to remain outstanding until a later exercise, notwithstanding the repurchase of the corresponding Convertible Notes;
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
    1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Call Option Confirmations.

    2.    Amendment. (a) Each of the Call Option Confirmations shall be amended by adding the sentence “Notwithstanding anything to the contrary herein, the January 2021 Repurchase shall not constitute a Repayment Event” to the end of Section 8(a)(iii).

        (b) For the avoidance of doubt, the amendments set forth in Sections 2(ii) through (vi) of the First Call Option Amendment shall apply to each of the Call Option Confirmations.

    3.    Representations and Warranties of Company. Company represents and warrants to Dealer on the date hereof that:

        (a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

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        (b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

        (c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

        (d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

        (e) it is not in possession of any material nonpublic information regarding Company or the Shares; and

(f) it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(g) it and any of its subsidiaries has not applied, and shall not, until after the first date on which no portion of the Call Option Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Call Option Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or to receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that Counterparty has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (ii) where the terms of the Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”); provided, that Counterparty or any of its subsidiaries may apply for Restricted Financial Assistance if Counterparty either (a) determines based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty or any of its subsidiaries to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

    4.    Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

        (a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

        (b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

        (c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

        (d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar

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laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

    5.     Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

    6.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

    7.    No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

    8.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Call Option Confirmations (as amended by the First Call Option Amendment) shall remain in full force and effect and are hereby confirmed in all respects.

    9.    U.S. Resolution Stay Provisions.

(a) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that Dealer becomes subject to a proceeding under (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder or (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder (a “U.S. Special Resolution Regime”) the transfer from Dealer of this Agreement and the Call Option Confirmations, and any interest and obligation in or under, and any property securing, this Agreement and the Call Option Confirmations, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if each of this Agreement, the Call Option Confirmations, and any interest and obligation in or under, and any property securing, this Agreement or the Call Option Confirmations were governed by the laws of the United States or a state of the United States.

(ii) In the event that Dealer or an Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights (as defined in 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable (“Default Right”)) under this Agreement or the Call Option Confirmations that may be exercised against Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or the Call Option Confirmations, as applicable, were governed by the laws of the United States or a state of the United States.

(b) Limitation on Exercise of Certain Default Rights Related to an Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Agreement or either of the Call Option Confirmations, the parties expressly acknowledge and agree that:

    (i) The Company shall not be permitted to exercise any Default Right with respect to this Agreement or either Call Option Confirmation or any Affiliate Credit Enhancement that is related, directly or indirectly, to an Affiliate of Dealer becoming subject to receivership, insolvency, liquidation, resolution, or similar proceeding (an “Insolvency Proceeding”), except to the extent that the exercise of such Default Right would be permitted under the provisions of 12 C.F.R. 252.84, 12 C.F.R. 47.5 or 12 C.F.R. 382.4, as applicable; and

    (ii) Nothing in this Agreement or any Call Option Confirmation shall prohibit the transfer of any Affiliate Credit Enhancement, any interest or obligation in or under such Affiliate Credit Enhancement, or any property securing such Affiliate Credit Enhancement, to a transferee upon or following an Affiliate of Dealer becoming subject to an Insolvency Proceeding, unless the transfer would result in the Company being the beneficiary of such Affiliate Credit Enhancement in violation of any law applicable to the Company.

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    For the purpose of this paragraph, “Affiliate” is defined in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k) and “Credit Enhancement” means any credit enhancement or credit support arrangement in support of the obligations of Dealer under or with respect to this Agreement or any Call Option Confirmation, including any guarantee, collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

(c) U.S. Protocol. If the Company has previously adhered to, or subsequently adheres to, the ISDA 2018 U.S. Resolution Stay Protocol as published by the International Swaps and Derivatives Association, Inc. as of July 31, 2018 (the “ISDA U.S. Protocol”), the terms of such protocol shall be incorporated into and form a part of this Agreement and each Call Option Confirmation and the terms of the ISDA U.S. Protocol shall supersede and replace the terms of this section. For purposes of incorporating the ISDA U.S. Protocol, Dealer shall be deemed to be a Regulated Entity, the Company shall be deemed to be an Adhering Party, and this Agreement and each Call Option Confirmation shall each be deemed to be a Protocol Covered Agreement. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the ISDA U.S. Protocol.

(d) Pre-existing In-Scope Agreements. Dealer and the Company agree that to the extent there are any outstanding “in-scope QFCs,” as defined in 12 C.F.R. § 252.82(d), that are not excluded under 12 C.F.R. § 252.88, between Dealer and the Company that do not otherwise comply with the requirements of 12 C.F.R. § 252.2, 252.81–8 (each such agreement, a “Preexisting In-Scope Agreement”), then each such Preexisting In-Scope Agreement is hereby amended to include the foregoing provisions in this section, with references to “this Confirmation and each Call Option Confirmation” being understood to be references to the applicable Preexisting In-Scope Agreement.

[Signature Page Follows]

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    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Goldman Sachs & Co. LLC

By: /s/ Josh Murray
Name: Josh Murray
Title: Authorized Signatory

[Signature Page to Call Option Amendment Agreement]

Ligand Pharmaceuticals Incorporated
By:	/s/ Matthew Korenberg
Name: Matthew Korenberg Title: EVP, CFO

[Signature Page to Call Option Amendment Agreement]